Exhibit 99.1

Nexity Financial Corporation Announces Intention to Voluntarily Delist Common Stock from the NASDAQ Stock Market and Terminate Registration as a Public Company

BIRMINGHAM, Ala.--(BUSINESS WIRE)--January 30, 2009--Nexity Financial Corporation (NASDAQ: NXTY) (the “Company”) today announced that it has submitted written notice to the NASDAQ Stock Market LLC (“NASDAQ”) of its intention to voluntarily delist its common stock from NASDAQ. The Company intends to file a Form 25 with the Securities and Exchange Commission (“SEC”) to effect the voluntary delisting of its common stock from NASDAQ. The Company expects to file the Form 25 on or about February 9, 2009. Trading on NASDAQ of the Company’s common stock will be suspended on the date of filing of the Form 25 and delisting from NASDAQ will become effective 10 days after the date of filing of the Form 25.

Following the effectiveness of the Form 25 filing, the Company’s Common Stock will not be eligible for trading on any national exchange or the OTC Bulletin Board, although such securities may still be eligible for quotation on the Pink Sheets by broker-dealers. The Company does not currently intend to arrange for the listing or quotation of its securities on any securities exchange or quotation system.

Additionally, on the same day that the Form 25 is filed, on or around February 9, 2009, the Company intends to file a Form 15 with the SEC to voluntarily terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Company anticipates the termination of registration will become effective 90 days following the filing of the Form 15 with the SEC. However, the Company’s obligation to file certain periodic reports and forms with the SEC, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements, will immediately be suspended upon filing of the Form 15.

In deciding to delist the Company’s common stock from NASDAQ and deregister its common stock under the Exchange Act, the Board of Directors concluded that the costs of maintaining its listing on NASDAQ and remaining a public company outweigh the benefits to the Company and its shareholders of continued NASDAQ listing and Exchange Act registration. The Board believes that shareholder value is best served through reducing costs and focusing the Company’s business plan rather than maintaining the current public reporting status and NASDAQ listing. In addition, the Board recognizes that the Company’s small market capitalization has caused it not to enjoy many of the benefits traditionally associated with a NASDAQ listing and Exchange Act registration. Among the factors the Board considered were:

  the costs, and expenses, both direct and indirect, associated with the Company’s stock being listed on NASDAQ and compliance with its obligations under the Exchange Act and the Sarbanes-Oxley Act of 2002;
  the substantial management time and effort required to maintain NASDAQ listing of the Company’s stock and Exchange Act registration, which would be better spent implementing the Company’s goals and strategies;
  the limited trading volume and liquidity of the Company’s stock on the NASDAQ.

Additional Information About Nexity Financial Corporation

Nexity Financial Corporation is a $1.1 billion commercial bank offering deposit products nationwide consisting of money markets, checking accounts and online access. Nexity generates the majority of its income through wholesale correspondent banking activities. Nexity is headquartered in Birmingham, Alabama. To learn more about Nexity Bank please visit www.nexitybank.com.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Nexity Financial Corporation notes that any statements in this press release and elsewhere that are not historical facts are “forward-looking statements.” The words “expect,” “anticipate,” “intend,” “consider,” “plan,” “believe,” “seek,” ”should,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements may constitute forward-looking statements. The forward-looking statements involve risks and uncertainties that may cause Nexity’s actual results of operations to differ materially from expected results. For a discussion of such risks and uncertainties, see Nexity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as well as its other filings with the U.S. Securities and Exchange Commission. Nexity assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

For additional information please contact: Nexity Financial Corporation – 3680 Grandview Parkway, Suite 200, Birmingham, AL 35243 – Phone: 1-877-738-6391 – Internet: www.nexitybank.com.

CONTACT:

Nexity Financial Corporation
John J. Moran, 843-213-0999